SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (hereinafter "Agreement") is made and entered into as of the 3rd day of June, 2008, by and between Patrick Hinojosa for himself, his dependents, heirs, executors, administrators, attorneys, successors, and assigns (hereinafter collectively referred to as "Hinojosa or Plaintiff"), and Cyberdefender, Inc., for itself, its officers, directors, owners, administrators, attorneys, successors, and assigns (hereinafter referred to as "Cyberdefender or Defendant"), in view of the following facts:

A. Hinojosa has filed a complaint against Defendant in the Los Angeles Superior Court (Case NO. BC380620) alleging Breach of Contract, and Violation of Labor Code Sections 227.3 and 203. Cyberdefender has filed a cross-complaint alleging Breach of Contract and Breach of the Implied Covenant of Good Faith and Fair Dealing. The parties deny all claims as alleged against each other. (hereinafter "the Action").

B. The Plaintiff and Defendant (collectively hereinafter "the Parties") desire to resolve all pending and potential actions and issues raised in the Action, as well as any other potential actions and issues, without the further expenditures of time or expence of litigation and, for that reason, have entered into this Agreement.

C. This Agreement is a full and mutual release and settlement of all claims asserted or which may be asserted by the Parties against one another, including without limitation all claims contained in the Action. All of the Parties each expressly deny any and all liability and wrongdoing, and this settlement and Agreement shall not constitute or be construed in any way to be an admission of any acts of wrongdoing or adjudication of liability on the merits of the Action.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the sufficiency and adequacy of which mutual consideration is hereby acknowledged, the Parties agree as follows:

1. Settlement Amount/Stipulated Judgment.

[redacted] *

* The information that has been redacted has been filed separately with SEC and is subject of a request for confidential treatment.

*

[redacted]

* The information that has been redacted has been filed separately with SEC and is

mailed to Rehwald Glasner & Chaleff, 5855 Topanga Canyon Blvd, Suite 400, Woodland Hills, CA 91367.

Upon receipt of the final payment, the settlement amount is accepted in full accord, satisfaction and final settlement and complete resolution of all of Plaintiff's and Defendant's disputed claims for damages, and for all other monetary and equitable relief, including attorneys' fees and costs, and including without limitation all such allegations asserted in the Action, the validity, existence, entitlement or occurrence of which claims are expressly denied by Defendant and Plaintiff. Time is of the essence for the settlement payments. Should any payment not be made in a timely manner by Defendant per the terms hereof, Plaintiff shall give written notice of the late payment to Defendant's counsel by mail and fax. Defendant shall have 15 days from the date of the written notice to cure any payment deficiency. Should the payment deficiency not be remedied within this 15 day period, then Plaintiff may enter the stipulated judgment in the amount referred to hereinabove, less any payments received from Defendant.

2. Release by Plaintiff.

In consideration of Defendant's promise to pay such valuable consideration as outlined hereinabove, the sufficiency and adequacy of which is hereby acknowledged, and the other terms and conditions set forth in this Agreement, Plaintiff, upon full payment if the settlement amount, does hereby fully, finally and

forever release and discharge Defendant of and from any and all claims, demands, actions, causes of action, suits, damages. losses and expenses, of any and every nature whatsoever, up to and including the present time, including without limitations, all claims and damages as alleged in the Action, (including, but not limited to, any claim for wages, vacation pay, California Labor Code penalties, or equity in Cyberdefender Corporation, including stock, stock options, or stock warrants, without limitation) the validity, existence or occurrence of which is expressly denied by Defendant, and this is a full and final release of claims, demands, actions, causes of action, suits, damages, losses and expenses including costs and attorney fees asserted in the Action.

3. Release by Defendant

In consideration of Plaintiff's promises as outlined hereinabove, the sufficiency and adequacy of which is hereby acknowledged, and the other terms and conditions set forth in this Agreement, Defendant does hereby fully, finally and forever release and discharge Plaintiff of and from any and all claims, demands, actions, causes of action, suits, damages, losses and expenses, of any and every nature whatsoever, up to and including the present time, including without limitations, all claims and damages alleged in the Action, the validity, existence or occurrence of which is expressly denied by Plaintiff, and this is a full and final release of claims, demands, actions, causes of action, suits, damages, losses and expenses including costs and attorney fees.

4. Confidentiality.

The nature, terms and substance of this Agreement, and all other information obtained by the Parties during the course of the discovery period in this Action, shall all be kept confidential by the Parties and their attorneys, and shall not be further disclosed at any future time or to any other person or entity whomsoever without the prior mutual written consent of the Parties, except as necessary in the course of preparing and filing their respective income tax returns, any legal proceedings based upon the provisions and terms hereof, answering lawful discovery pleadings or subpoenas, or pursuant to court order after reasonable and the most prompt practicable prior notice to the other party.

To the extent that the Parties receive inquiries regarding the resolution of the aforementioned case, the Parties shall respond only that the matter has been resolved to the satisfaction of all involved parties.

5. Enforcing Agreement.

a. Jurisdiction. This Agreement is deemed by the Parties hereto to be made and entered into in the State of California and in all respects shall be interpreted, enforced, and governed under the laws of the State of California. In the event of a dispute regarding compliance with this Agreement, the aggrieved party may present this Agreement to the Superior Court of

the State of California for the County of Los Angeles for purposes of obtaining a determination of whether any provision of this Agreement has been violated by any party, and if so, for obtaining injunctive relief and/or other appropriate monetary relief. This agreement is enforceable pursuant to CCP Section 664.6. In the case of such litigation, the prevailing party shall be entitled to recover attorney's fees and costs from the non-prevailing party.

b. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, all other portions hereof shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

6. Waiver of Civil Code §1542.

The Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

> "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

The Parties, being aware of said code section, hereby expressly waive any rights which they may have thereunder.

7. Conditional Dismissal of Pending Complaint

Upon execution of this settlement agreement, the Parties shall jointly file a request for dismissal of the entire Action, including the cross-complaint. The dismissal shall be conditioned under CCP Section 664.6, with the court retaining jurisdiction until performance in full of the terms of the settlement.

8. Entire Agreement.

The Parties affirm that the terms stated above are the only consideration for their entering into this Agreement and for the Mutual General Release, that no other promise or agreement of any kind has been made with or to them by any person or entity to cause them to execute this Agreement, and that they fully understand the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

9. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

By ______________________
Patrick Hinojosa

CYBERDEFENDER, INC.

By ______________________
Gary Guseinov, CEO